SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


Date of Report: October 12, 2000
---------------------------------
(Date of earliest event reported)


                    Banc of America Commercial Mortgage Inc.
               (formerly know as NationsLink Funding Corporation)
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           (Exact name of registrant as specified in its charter)

         Delaware                   333-66805                 56-1950039
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      (State or Other              (Commission             (I.R.S. Employer
      Jurisdiction of              File Number)           Identification No.)
      Incorporation)



   Bank of America Corporate Center
 100 North Tryon Street, Charlotte, NC                           28255
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(Address of principal executive offices)                       (Zip Code)



      Registrant's telephone number, including area code: (704) 386-2400

ITEM 5.  OTHER EVENTS.

            Attached as Exhibit 4 is the Second Amended and Restated Pooling and Servicing Agreement dated as of September 1, 2000 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, N.A., as mortgage loan seller, Midland Loan Services, Inc., as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, and Wells Fargo Bank, Minnesota, National Association (successor in interest to Norwest Bank Minnesota, National Association), as trustee and REMIC Administrator The Pooling and Servicing Agreement governs the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-1 (the "Certificates"), including the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class X, Class B, Class C, Class D, Class E and Class F Certificates (the "Publicly Offered Certificates"), which were issued on September 27, 2000, with an aggregate principal balance as of September 1, 2000 of $693,084,792. The Publicly Offered Certificates were sold to Banc of America Securities LLC ("Banc of America") pursuant to an Underwriting Agreement, dated September 14, 2000, by and between Banc of America, as underwriter, and the Company.

            Attached as Exhibit 8 is the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Company, regarding tax matters (the "Tax Matters Opinion"), provided in connection with the issuance of the Certificates.

            Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit 4   Pooling and Servicing Agreement

Exhibit 8   Tax Matters Opinion

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                   NATIONSLINK FUNDING CORPORATION


                                   By: /s/ James E. Naumann
                                      ----------------------------------
                                      Name:  James E. Naumann
                                      Title: Senior Vice President

Date: October 12, 2000

                                  Exhibit Index
                                  -------------

 Item 601(a) of Regulation
        S-K Exhibit No.          Description
 -------------------------       -----------

             4                   Pooling and Servicing Agreement

             8                   Tax Matters Opinion